Exhibit No. 23.1


               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Journal Communications, Inc. Employees Stock Trust Agreement of our report dated January 28, 2000, with respect to the consolidated financial statements of Journal Communications, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG, LLP

Milwaukee, Wisconsin
August 30, 2000